Exhibit 10.6

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of February 17, 2011,

Between

JPMORGAN CHASE BANK, N.A.,

as First Lien Collateral Agent,

and

U.S. BANK NATIONAL ASSOCIATION,

as Second Lien Collateral Agent,

under

a Credit Agreement and Indenture for

REVEL AC, INC.,

as Borrower and Issuer,

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

-i-

-ii-

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of February 17, 2011, and entered into by and between JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, REVEL AC, INC. (the “Company”), JPMORGAN CHASE BANK, N.A., the lenders party thereto, the guarantors party thereto, J.P. MORGAN SECURITIES LLC, as Lead Arranger and Syndication Agent, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY & CO. INCORPORATED as Joint Bookrunning Managers and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, have entered into that $850,000,000 Credit Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented or otherwise modified from time to time, the “Initial First Lien Credit Agreement”);

WHEREAS, the Initial First Lien Credit Agreement permits the Company to incur certain revolving credit facilities in the future and for the obligations under such facilities to be secured on an equal and ratable basis with the First Lien Obligations (the “Revolving Credit Facility”);

WHEREAS, the Company, the guarantors party thereto and the Second Lien Collateral Agent, as Trustee, have entered into that Indenture dated as of the date hereof pursuant to which the Company has issued the Notes (as amended, restated, supplemented or otherwise modified from time to time, the “Initial Second Lien Indenture”);

WHEREAS, the obligations of the Pledgor Parties under the First Lien Credit Agreement, certain other obligations of the Pledgor Parties and certain Hedging Agreements and Treasury Services Agreements will be secured by substantially all the assets of the Company and the Guarantor Subsidiaries (other than the Notes Separate Collateral) , pursuant to the terms of the First Lien Security Documents;

WHEREAS, the obligations of the Pledgor Parties under the Second Lien Indenture will be secured by substantially all the assets of the Company and the Guarantor Subsidiaries (other than the Bank Separate Collateral), pursuant to the terms of the Second Lien Security Documents;

WHEREAS, the First Lien Loan Documents and the Second Lien Notes Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Secured Parties to consent to the Pledgor Parties incurring the Second Lien Obligations and to induce the First Lien Secured Parties to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, or any other Pledgor Party, the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties has agreed to the subordination (including the intercreditor and other) provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” means this Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank Proceeds Account” shall have the meaning assigned to such term in the First Lien Security Documents.

“Bank Separate Collateral” means (a) the Bank Proceeds Account, (b) the Interest Reserve Account and (c) any proceeds thereof or contained in such accounts.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Collateral” means all of the assets and property of any Pledgor Party, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral but in any event excluding the Uncommon Collateral .

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Security Document which creates a Lien on the same Collateral, granted by the same Pledgor Party.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the applicable First Lien Loan Documents, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (c) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent) of (or receipt of substitute or supporting letters of credit on the terms reasonably acceptable to the issuer of the Letters of Credit so being substituted or supported with respect to) all letters of credit outstanding under any First Lien Loan Documents and (d) termination or expiration of all other commitments, if any, of the First Lien Secured Parties to extend credit that would constitute First Lien Obligations under the First Lien Loan Documents.

“Disposition” has the meaning set forth in Section 5.1.

“ERGG Agreement” shall have the meaning assigned to such term in the First Lien Security Documents.

“ERGG Proceeds” shall have the meaning assigned to such term in the First Lien Security Documents.

“ERGG Proceeds Account” shall have the meaning assigned to such term in the First Lien Security Documents.

“Equity Interest” shall have the meaning assigned to such term in the Initial First Lien Credit Agreement.

“Exercise of Remedies” has the meaning set forth in Section 5.1.

“First Lien Collateral” means all of the assets and property of any Pledgor Party, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“First Lien Credit Agreement” means (i) the Initial First Lien Credit Agreement, (ii) any Revolving Credit Facility and (iii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance (subject to the limitations set forth herein and in the Second Lien Indenture) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (ii) or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Credit Agreement hereunder. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any First Lien Obligation, and any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time.

“First Lien Obligations” shall mean the Secured Obligations (as defined in the First Lien Credit Agreement) and any Revolving Credit Obligations (as defined in the First Lien Security Documents); provided that the aggregate principal amount of loans and letters of credit constituting First Lien Obligations shall not exceed the amount of loans and letters of credit permitted under the Second Lien Indenture.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and the agents under the First Lien Credit Agreement.

“First Lien Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and among the Company, the subsidiary guarantors party thereto and the First Lien Collateral Agent on behalf of the First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed; provided that the “First Lien Security Documents” shall not include the First Lien Credit Agreement.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Company which is not organized under the laws of the United States, any State thereof or the District of Columbia.

“Guarantor Subsidiaries” each Subsidiary which enters into a guaranty of any First Lien Obligations or Second Lien Obligations.

“Hedging Agreement” has the meaning ascribed to such term in the First Lien Credit Agreement.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Indenture, as applicable.

“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Initial Second Lien Indenture” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) general assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Interest Reserve Account” shall have the meaning assigned to such term in the First Lien Security Agreement.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, or security interest of any kind as security, in each of the foregoing cases whether voluntary or imposed by law; and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; provided in no event shall an operating lease be deemed to constitute a Lien.

“Mezz Proceeds Account” shall have the meaning assigned to such term in the First Lien Security Agreement.

“New Agent” has the meaning set forth in Section 5.6.

“Notes Separate Collateral” means (a) the Mezz Proceeds Account, (b) the ERGG Agreement, (c) the ERGG Proceeds Account, (d) the ERGG Proceeds and (e) any proceeds thereof or contained in such accounts.

“Person” means “person” under and as defined in the First Lien Credit Agreement.

“Pledged Collateral” has the meaning set forth in Section 5.5 hereof.

“Pledgor Parties” means the Company and each of the Guarantor Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Security Document or a Second Lien Security Document as a “Grantor” or “Pledgor” (or the equivalent thereof).

“Purchase Event” has the meaning set forth in Section 5.7 hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Facility” has the meaning set forth in the recitals hereto.

“Second Lien Collateral” means all of the assets and property of any Pledgor Party, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“Second Lien Indenture” means (i) the Initial Second Lien Indenture and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend or Refinance (subject to the limitations set forth herein and in the First Lien Credit Agreement) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Second Lien Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Lien Indenture hereunder. Any reference to the Second Lien Indenture hereunder shall be deemed a reference to any Second Lien Indenture then in existence.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Pledgor Party is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Notes Documents” means the Second Lien Indenture and the Second Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any Second Lien Obligation, and any intercreditor or joinder agreement among the holders of the Second Lien Obligations, to the extent such are effective at the relevant time, as the same may be modified from time to time; provided that any such modification does not increase the principal amount of Second Lien Notes in excess of the limit set forth in the First Lien Credit Agreement and is otherwise in accordance with and permitted by the provisions of the First Lien Credit Agreement and this Agreement.

“Second Lien Notes” means “Notes” under and as defined in the Second Lien Indenture.

“Second Lien Obligations” means obligations of the Company and the other Pledgor Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Second Lien Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the other Pledgor Parties under the Second Lien Indenture and the other Second Lien Notes Documents owing to the Second Lien Secured Parties (in their capacity as such).

“Second Lien Release” has the meaning set forth in Section 5.1.

“Second Lien Secured Parties” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Collateral Agent.

“Second Lien Security Documents” means the Collateral Documents (as defined in the Second Lien Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed; provided that the “Second Lien Security Documents” shall not include the Second Lien Indenture.

“Standstill Period” has the meaning set forth in Section 3.1 hereof.

“Subsidiary” has the meaning ascribed to such term in the First Lien Credit Agreement.

“Treasury Services Agreement” has the meaning ascribed to such term in the First Lien Credit Agreement.

“Uncommon Collateral” means (i) the Bank Separate Collateral, (ii) the Notes Separate Collateral and (iii) any Collateral constituting First Lien Collateral that does not also constitute Second Lien Collateral as a result of any Equity Interests and other securities of any Subsidiary being excluded from the Second Lien Collateral to the extent that the pledge of such Equity Interests or other securities to secure the Second Lien Notes or the Note Guarantees (as defined in the Second Lien Indenture) would cause such Subsidiary to be required to file separate financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X, in accordance with the Second Lien Security Documents.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.	Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Notes Documents or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Secured Party or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Pledgor Party or any other Person. The Second Lien Collateral Agent for itself and on behalf of the Second Lien Secured Parties expressly agrees that any Lien purported to be granted on any Collateral as security for the First

Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

2.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in the First Lien Collateral or by or on behalf of any of the Second Lien Secured Parties in the Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Secured Party to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, and except as to the Uncommon Collateral, the parties hereto shall not permit the Company or any other Pledgor Party to, (i) grant or permit any additional Liens on any asset or property of any Pledgor Party to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, and (ii) grant or permit any additional Liens on any asset of any Pledgor Party to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Secured Parties, the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be substantially identical except as to the Uncommon Collateral. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Notes Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral shall be in all material respects the same forms of documents other than with respect to (i) the first lien and the second lien nature of the obligations thereunder, (ii) the Uncommon Collateral and (iii) the delivery of Collateral, the security interest in which may be perfected only by possession or control by a single person of such Collateral prior to the Discharge of First Lien Obligations.

Notwithstanding the foregoing, to the extent a second lien pledge of the Equity Interests of any Foreign Subsidiary is prohibited or otherwise unenforceable under local law of any jurisdiction outside the United States, the First Lien Loan Documents may include a pledge of such Equity Interests and the Second Lien Notes Documents may not include a pledge of such Equity Interests and, except to the extent held as a bailee or custodian or agent by the First Lien Collateral Agent on behalf of the Second Lien Collateral Agent under Section 5.5, the Second Lien Collateral shall not include the Equity Interests of such Foreign Subsidiary.

SECTION 3.	Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Pledgor Party: (i) the Second Lien Collateral Agent and the Second Lien Secured Parties (x) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Secured Parties is a party or the enforcement of or execution on any judgment Lien or filing, or participating in the filing, of a petition for an Insolvency or Liquidation Proceeding with respect to the Company or any other Pledgor Party) (except with respect to the Notes Separate Collateral) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure except with respect to the Notes Separate Collateral); provided, that the Second Lien Collateral Agent may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement including Section 6 hereof) after a period (the “Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice to the First Lien Collateral Agent stating that (A) any Event of Default (as defined under the Second Lien Indenture) has occurred and is continuing thereunder, (B) the Second Lien Collateral Agent has demanded the repayment of all the principal amount of any Second Lien Obligations and (C) the Second Lien Collateral Agent intends to exercise its rights to take such actions, only so long as the First Lien Collateral Agent or First Lien Secured Parties are not then diligently pursuing their rights and remedies with respects to all of a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise except with respect to the Notes Separate Collateral, (y) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Secured Party or any other exercise by the First Lien Collateral Agent or any First Lien Secured Party of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise, and (z) will not object to the forbearance by the First Lien Collateral Agent or the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Secured Party attach to the proceeds thereof subject to the relative priorities described in Section 2 hereof (except to the extent applied as permitted pursuant to Section 4.1) and (ii) the First Lien Collateral Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies in accordance with the First Lien Loan Documents (including the right to credit bid debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Secured Party; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Pledgor Party, the Second Lien Collateral Agent or the Second Lien Secured Parties may file a proof of claim or statement of interest with respect to the Second Lien Obligations, (B) the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including without limitation any claims secured by the Collateral or the Notes Separate Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (C) the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Pledgor Parties arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, (D) the Second Lien Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Liens on the Collateral and the Notes Separate Collateral that are, in each case, not otherwise in contravention of the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral and the Notes Separate Collateral and (E) the Second Lien Collateral Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by clause (i)(x) above (subject to the last sentence of this Section 3.1(a)). In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. The First Lien Collateral Agent agrees to provide five (5) days written notice to the Second Lien Collateral Agent of its intent to exercise and enforce its rights or remedies with respect to the Collateral. If the Second Lien Collateral Agent or any Second Lien Secured Party exercises any rights or remedies with respect to the Collateral in accordance with clause (i)(x) of the first sentence of this paragraph and thereafter the First Lien Collateral Agent or First Lien Secured Parties commence (or attempt to commence or given notice of their intent to commence) the exercise of any of their rights or remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding), the Standstill Period shall recommence and the Second Lien Collateral Agent and the Second Lien Secured Parties shall rescind any such rights or remedies already exercised with respect to the Collateral, except any rights or remedies that may have been exercised with respect to the Notes Separate Collateral.

(b) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a secured creditor, unless and until the Discharge of First Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly permitted by Section 3.1(a) of this Agreement, the sole right of the Second Lien Collateral Agent and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Notes Documents and applicable law.

(c) (i) The Second Lien Collateral Agent, except as permitted by Section 3.1(a)(i)(x), for itself and on behalf of the Second Lien Secured Parties, agrees that the Second Lien Collateral Agent and the Second Lien Secured Parties will not take any action with respect to the Collateral that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor with respect to the Collateral or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Secured Parties is adverse to the interests of the Second Lien Secured Parties.

(d) The Second Lien Collateral Agent for itself and on behalf of the Second Lien Secured Parties, acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Security Documents or any other Second Lien Notes Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents. Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict the Second Lien Collateral Agent’s and Second Lien Secured Parties’ rights and remedies with respect to the Notes Separate Collateral, including the right to receive any proceeds of the Notes Separate Collateral. In addition, nothing in this Agreement should be construed as conferring any rights on the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Notes Separate Collateral.

3.2 Cooperation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, involuntary petition, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien on the Collateral held by it under the Second Lien Security Documents or any other Second Lien Notes Document or otherwise.

SECTION 4.	Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or First Lien Secured Parties, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall promptly deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received accompanied by a written certification specifying that the Discharge of First Lien Obligations has occurred, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Notes Documents.

4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3, but excluding any Liens granted with respect to the Notes Separate Collateral) received by the Second Lien Collateral Agent or any Second Lien Secured Party at a time when such receipt is not expressly permitted by the terms of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Secured Party. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. Nothing in this Section 4.2 shall in any way restrict the Second Lien Collateral Agent or Second Lien Secured Parties from receiving any of the Notes Separate Collateral or any proceeds thereof.

SECTION 5.	Other Agreements.

5.1 Releases.

(a) If other than in connection with the Discharge of First Lien Obligations and in connection with:

(i)	the exercise of any of First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral (an “Exercise of Remedies”);

(ii)	any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral permitted under the terms of the First Lien Loan Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing); or

(iii)	any agreement between the First Lien Collateral Agent and the Company or any other Pledgor Party to release the First Lien Collateral Agent’s Lien on any portion of the Collateral or to release any Pledgor Party from its obligations under its guaranty of the First Lien Obligations;

the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Pledgor Party from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Pledgor Party under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Secured Parties, promptly shall execute and deliver to the First Lien Collateral Agent or such Pledgor Party such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may reasonably request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Collateral Agent (x) in the case of an Exercise of Remedies, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, in the case of revolving loans (including swingline loans), to reduce permanently commitments with respect to) the First Lien Obligations, (y) in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Indenture or (z) after the occurrence and during the continuance of any Event of Default under the Second Lien Indenture (as such term is defined therein).

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Secured Parties (i) have released any Lien on Collateral and any such Lien is later reinstated or (ii) obtain any new Lien, then the Second Lien Collateral Agent, for itself and for the Second Lien Secured Parties, shall be at the time of such reinstatement granted a Lien on any such Collateral.

5.2 Insurance; Condemnation. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Pledgor Parties under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the

Discharge of First Lien Obligations has occurred, and subject to the rights of the Pledgor Parties under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral and to the extent required by the First Lien Loan Documents shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Pledgor Parties under the Second Lien Loan Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties to the extent required under the Second Lien Security Documents and then, to the extent no Second Lien Obligations are outstanding or such proceeds are not required to be delivered to the Second Lien Collateral Agent or any Second Lien Secured Party under the Second Lien Loan Documents, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3 Amendments to First Lien Loan Documents and Second Lien Notes Documents.

(a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First Lien Obligations may be Refinanced (and in connection with such a Refinancing, the other First Lien Loan Documents may be replaced), in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Secured Parties, but only in accordance with the provisions of the Second Lien Indenture as then in effect; provided, that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

(b) The Second Lien Notes Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Second Lien Obligations may be Refinanced (and in connection with such a Refinancing, the other Second Lien Notes Documents may be replaced), in each case, without the consent of the First Lien Collateral Agent or the First Lien Lenders, but only in accordance with the provisions of the First Lien Credit Agreement as then in effect; provided, that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

(c) The Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that each Second Lien Security Document other than those Second Lien Security Documents which relate solely to the Notes Separate Collateral shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Second Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Second Lien Collateral Agent] hereunder

are subject to the provisions of the Intercreditor Agreement, dated as of February [    ], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A., as First Lien Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Security Documents covering such Collateral.

(d) In the event the First Lien Collateral Agent or any First Lien Secured Party and the relevant Pledgor Party enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, such First Lien Secured Party, the Company or any other Pledgor Party thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Documents without the consent of the Second Lien Collateral Agent or the Second Lien Secured Parties and without any action by the Second Lien Collateral Agent, the Company or any other Pledgor Party; provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement and provided that there is a corresponding release of the Lien securing the First Lien Obligations, (ii) imposing duties on the Second Lien Collateral Agent without its consent or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Notes Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1, Section 2.2, Section 3.1 and Section 6 of this Agreement, the Second Lien Collateral Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Pledgor Party in accordance with the terms of the Second Lien Notes Documents and applicable law; provided that in the event that any Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations subject to this Agreement. Except as otherwise set forth in Section 2.1, Section 2.2, Section 3.1 and Section 6 of this Agreement, but subject to the terms of the First Lien Credit Agreement (including, without limitation, Section 6.11 thereof), nothing in this Agreement shall prohibit the receipt by the

Second Lien Collateral Agent or any Second Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Secured Party of rights or remedies as a secured creditor (including setoff) or enforcement in contravention of this Agreement of any Lien held by any of them and such receipt is not proceeds of any Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or any First Lien Secured Party may have with respect to the Collateral or the Bank Separate Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Second Lien Collateral Agent or any Second Lien Secured Party may have with respect to the Notes Separate Collateral.

5.5 Bailee for Perfection.

(a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or the law of any other applicable jurisdiction outside the United States (such Collateral being the “Pledged Collateral”) for the benefit of and on behalf of the First Lien Secured Parties and as bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Notes Documents, subject to the terms and conditions of this Section 5.5. To the extent the First Lien Collateral Agent elects to do so, the First Lien Collateral Agent may hold that part of the Collateral consisting of Equity Interests of a Foreign Subsidiary organized in a jurisdiction where a second lien pledge of such Equity Interests is prohibited or unenforceable as collateral agent for the First Lien Secured Parties or as bailee or collateral agent for the Second Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5.

(b) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Loan Documents as if the Liens of the Second Lien Collateral Agent under the Second Lien Security Documents did not exist. The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under the First Lien Loan Documents.

(c) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Secured Parties and the Second Lien Collateral Agent or any Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Pledgor Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral for the benefit of and on behalf of the First Lien Secured Parties and the Second Lien Collateral Agent and any permitted assignee in accordance with this Section 5.5.

(d) The First Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory a fiduciary relationship in respect of the First Lien Secured Parties, the Second Lien Collateral Agent or any Second Lien Secured Party.

(e) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding the first in time filing of the First Lien Collateral Agent’s Liens upon the Pledged Collateral and notwithstanding anything in Section 7.3 to the contrary, after the Discharge of First Lien Obligations the First Lien Collateral Agent agrees that the Second Lien Collateral Agent’s Liens upon the Pledged Collateral shall rank pari passu with the First Lien Collateral Agent’s Liens on the Pledged Collateral to the extent the First Lien Collateral Agent’s Liens remain in effect to secure any First Lien Obligations (such as Hedging Agreements) still in effect after the Discharge of First Lien Obligations. After the Discharge of First Lien Obligations, subject to Section 5.6, any remaining First Lien Obligations (such as Hedging Agreements) shall not be entitled to any benefits under this Agreement other than the right to be secured on a pari passu basis with the Second Lien Obligations on terms no more disadvantageous than those of any other Second Lien Obligations.

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time in connection with or after the Discharge of First Lien Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Loan Documents and the Second Lien Notes Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the related documents shall be treated as First Lien Loan Documents for all purposes of this Agreement and the first lien collateral agent under such Refinanced First Lien Loan Documents shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The agreement, document or instrument pursuant to which the New Agent is appointed shall provide that the New Agent agrees to be bound by the terms of this Agreement.

5.7 Purchase Right. Without prejudice to the enforcement of the First Lien Secured Parties’ remedies, the First Lien Secured Parties agree that following (a) acceleration of the First Lien Obligations in accordance with the terms of the First Lien Loan Documents (including the First Lien Credit Agreement) or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Lien Secured Parties may request, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the First Lien Obligations and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If none of the Second Lien Secured Parties exercise such right, the First Lien Secured Parties shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Credit Documents and this Agreement.

SECTION 6.	Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Pledgor Party shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of cash collateral (other than the Notes Separate Collateral) on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Pledgor Party to obtain financing, whether from the First Lien Secured Parties or any other entity, under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will (a) raise no objection to such use of cash collateral (other than the Notes Separate Collateral) or DIP Financing; provided (a) that the Second Lien Secured Parties are granted the right to seek adequate protection, and if such adequate protection is not granted, Second Lien Collateral Agent may object to such DIP Financing, or as permitted in Section 6.3 hereof, (b) agrees that notice received two calendar days prior to the entry of an order approving such usage of such cash collateral or approving such financing shall be adequate notice, (c) with respect to any DIP Financing the Second Lien Collateral Agent and Second Lien Secured Parties may object to any DIP Financing when the interest rate, advances rates, lending limits and sublimits are not, as reasonably determined by the First Lien Collateral Agent, commercially reasonable under the circumstances and (d) to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP

Financing (and all obligations relating thereto), (y) any adequate protection provided to the First Lien Collateral Agent or the First Lien Secured Parties or (z) any “carve-out” agreed by the First Lien Collateral Agent or First Lien Secured Parties. The Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, agrees that it will raise no objection to or oppose a sale or other disposition of any Collateral (other than the Notes Separate Collateral) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First Lien Secured Parties have consented to such sale or disposition of such assets and the Second Lien Collateral Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets.

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral (other than the Notes Separate Collateral), without the prior written consent of the First Lien Collateral Agent.

6.3 Adequate Protection. Except as expressly provided in this Section 6.3, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that none of them shall contest (or support any other person contesting) (a) any request by the First Lien Collateral Agent or the First Lien Secured Parties for adequate protection, (b) any objection by the First Lien Collateral Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Secured Parties claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Collateral Agent or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) not in limitation of Section 6.1, in the event the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Secured Parties, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Secured Parties and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Secured Parties (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Secured Parties except with respect to any action the Second Lien Collateral Agent or Second Lien Secured Parties may take with respect to the Notes Separate Collateral, including the seeking by the Second Lien Collateral Agent or any Second Lien Secured Parties of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Notes Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Pledgor Party any amount paid in respect of the First Lien Obligations (a “Recovery”), then such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery or any finding of the invalidity of a Lien of the First Lien Collateral Agent, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Secured Party’s Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties on the Collateral (other than the Notes Separate Collateral).

(b) Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Secured Party on the Collateral (after taking into account the First Lien Collateral and the Notes Separate Collateral).

6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9 Nature of Obligations; Post-Petition Interest. The Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that (i) the Second Lien Secured Parties’ claims against the Pledgor Parties in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Pledgor Parties in respect of the Collateral, (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Pledgor Party at the rate provided for in the applicable First Lien Loan Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Pledgor Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Pledgor Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral (other than the Notes Separate Collateral) is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties)), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, with the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Secured Parties, all amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Lien Secured Parties).

6.10 Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Lien Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Second Lien Obligations or the Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Lien Secured Parties with respect to any of the Second Lien Obligations or any of the Collateral. In furtherance of the foregoing, the Second Lien Collateral Agent hereby appoints the First Lien Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Second Lien Collateral Agent and full power of substitution and in the name of the Second Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Collateral Agent is required or permitted to deliver pursuant to this Section 6.10, such appointment being coupled with an interest and irrevocable.

6.11 Asset Dispositions in an Insolvency Proceeding. Neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall, in an Insolvency or Liquidation Proceeding or in connection with an Exercise of Remedies (subject to the condition set forth in the proviso of Section 5.1(a)), oppose any sale (including one in which any of the First Lien Secured Parties have acquired any such assets pursuant to Section 363(k) of the Bankruptcy Code) of any assets (other than the Notes Separate Collateral) of any Pledgor Party that is supported by the First Lien Secured Parties, and the Second Lien Collateral Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens on such assets (but not the proceeds of such sale).

6.12 Other Matters. To the extent that the Second Lien Collateral Agent or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Second Lien Collateral Agent agrees, on behalf of itself and the other Second Lien Secured Parties not to assert any of such rights without the prior written consent of the First Lien Collateral Agent; provided that if requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights.

SECTION 7.	Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges that it and such First Lien Secured Parties have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analyses and decisions to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges that it and the Second Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent or any First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Notes Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Notes Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Notes Documents in accordance with law in accordance with the terms of the Second Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Secured Parties shall have no duty to the First Lien Collateral Agent or any of the First Lien Secured Parties, and the First Lien Collateral Agent and the First Lien Secured Parties shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor Subsidiary (including the First Lien Loan Documents and the Second Lien Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of any First Lien Secured Party or the First Lien Collateral Agent to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Pledgor Party or by any act or failure to act by any First Lien Secured Party or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Notes Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or any First Lien Secured Parties may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Pledgor Parties under the First Lien Loan Documents and subject to the provisions of Section 5.3(b)), the First Lien Secured Parties, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Secured Party, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Pledgor Party, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount (subject to Section 5.3(a)), tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Loan Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Pledgor Party to the First Lien Secured Parties or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Pledgor Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Pledgor Party or any other Person, and elect any remedy and otherwise deal freely with the Company, any other Pledgor Party or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Pledgor Party to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Secured Party, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Secured Parties and the Second Lien Collateral Agent and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Document or any Second Lien Notes Document or the perfection of any liens thereunder;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Notes Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Pledgor Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Pledgor Party in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Secured Party in respect of this Agreement.

7.5 Certain Notices.

(a) Promptly upon (or as soon as practicable following) the satisfaction of the conditions set forth in the definition of Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming the same to the Second Lien Collateral Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon the commencement by the First Lien Collateral Agent of any enforcement action or the exercise of any remedy with respect to any Collateral

(including by way of a public or private sale of Collateral), the First Lien Collateral Agent shall deliver written notice to the Second Lien Collateral Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8.	Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Notes Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Pledgor Party constituting First Lien Obligations in reliance hereon. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Pledgor Party shall include the Company or such Pledgor Party as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Pledgor Party (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) subject to Section 5.6, with respect to the First Lien Collateral Agent, the First Lien Secured Parties and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 6.5.

8.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent. Each waiver, if any, shall be in writing, signed by the party granting the waiver, and shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Secured Parties, on the one hand, and the Second Lien Collateral Agent and the Second Lien Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Secured Parties shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Secured Party, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent and the First Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Second Lien Collateral Agent. Each party hereto hereby acknowledges and agrees that the Second Lien Collateral Agent is entering into this Agreement solely in its capacity as Second Lien Collateral Agent under the Second Lien Security Documents and not in its individual capacity. The Second Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the First Lien Collateral Agent or the First Lien Lenders. The Second Lien Collateral Agent undertakes to perform and observe only such covenants and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Second Lien Collateral Agent.

8.8 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF, IN CONNECTION WITH ITS PROPERTIES AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO, FOR ITSELF AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, HEREBY AGREES TO WAIVE ITS AND THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO, FOR ITSELF AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO, FOR ITSELF AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.9 Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service and upon receipt of electronic mail, facsimile or U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties and their respective successors and assigns. If either of the First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Loan Documents or the Second Lien Indenture, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all of the rights of and be subject to all of the obligations of this Agreement.

8.13 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

8.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.15 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.17 Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the First Lien Secured Parties and the Second Lien Secured Parties. No other Person shall have or be entitled to assert rights or benefits hereunder; provided that the Company is a third party beneficiary of Section 5.6 of this Agreement and is entitled to rely upon the terms and provisions of such Section and shall have the right to consent to or approve any amendment, modification or waiver which would affect the rights or obligations of any Loan Party under such Section to Refinance the First Lien Obligations or the Second Lien Obligations.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand. None of the Company, any other Pledgor Party or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Pledgor Party, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Collateral Agent

JPMORGAN CHASE BANK, N.A.,
as First Lien Collateral Agent

By:	/s/ Mohammad S Hasan
Name: Mohammad S Hasan
Title: Vice President

Address:
383 Madison Avenue, Floor 24
New York, New York 10179
Attention: Mohammad Hasan
Facsimile: (646) 534-0574
Email: mohammad.s.hasan@jpmorgan.com

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Second Lien Collateral Agent

US BANK NATIONAL ASSOCIATION,
as Second Lien Collateral Agent

By:	/s/ Steven A. Finklea
Name: Steven A. Finlea, CCTS
Title: Vice President

Address:
U.S Bank National Association
Corporate Trust Services
5555 San Felipe, Suite 1150
Houston, Texas 77056
Attention: Steven Finklea
Facsimile Number: (713) 235-9213
E-mail address: steven.finklea@usbank.com

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